Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 07, 2025, with respect to the consolidated financial statements of DRC Medicine Inc. as of and for the period from June 4, 2025 (date of incorporation) to July 31, 2025 in this Registration Statement on Form S-4 and the related Prospectus of DRC Medicine Inc. filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

May 8, 2026

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